Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$339,129
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,617,559)
Dividend Income	252
Interest Income	153
ETF Transaction Fees	350
Total Income (Loss)	$(1,277,675)

Expenses
General Partner Management Fees	$10,878
Professional Fees	6,550
Brokerage Commissions	290
Directors' Fees and insurance	1,078
NYMEX License Fee	217
Total Expenses	19,013
Expense Waiver	(5,959)
Net Expenses	$13,054
Net Income (Loss)	$(1,290,729)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/21	$17,612,189
Additions (50,000 Shares)	687,931
Net Income (Loss)	(1,290,729)

Net Asset Value End of Month	$17,009,391
Net Asset Value Per Share (1,300,000 Shares)	$13.08

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596